 Exhibit 107
Calculation of Filing Fee Tables
F-3
AlphaTON Capital Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid		Equity	Ordinary Shares, no par value per share	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Debt	Debt Securities	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Other	Warrants	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Other	Units	457(o)			$ 0.00	0.0001381	$ 0.00
Fees to be Paid		Other	Unallocated (Universal) Shelf	457(o)			$ 420,690,000.00
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 420,690,000.00	0.0001381	$ 58,097.29
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 420,690,000.00		$ 58,097.29
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 58,097.29
Offering Note
[1]	a. AlphaTON Capital Corp (the "Registrant") is registering under this registration statement such indeterminate number of ordinary shares, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase ordinary shares and/or debt securities, and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $420,690,000. If the Registrant issues any debt securities at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $420,690,000, less the aggregate dollar amount of all securities previously issued hereunder. The Registrant may sell any securities the Registrant is registering under this registration statement separately or as units with one or more of the other securities the Registrant is registering under this registration statement. The Registrant will determine, from time to time, the proposed maximum offering price per unit in connection with its issuance of the securities the Registrant is registering under this registration statement. The securities the Registrant is registering under this registration statement also include such indeterminate number of ordinary shares and amount of debt securities as the Registrant may issue upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares the Registrant is registering under this registration statement include such indeterminate number of ordinary shares as may be issuable with respect to the shares the Registrant is registering as a result of stock splits, stock dividends or similar transactions. b. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form F-3. c. Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A